Exhibit 10.2

THE ISSUANCE AND SALE OF THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE DEBENTURE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE DEBENTURE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN AVAILABL EXEMPTION FROM REGISTRATION.

Principal Amount:	$200,000	Issue Date: November 6, 2019
Purchase Price:	$100,000

ORIGINAL ISSUE DISCOUNT CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, Bespoke Extracts, Inc., a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Yad Zahav. or registered assigns (the “Holder”) the sum of $200,000 (the “Principal Amount”), on February 1, 2020 the (“Maturity Date”). This convertible debenture (the “Debenture”) may be prepaid in whole or in part at any time in the Borrower’s discretion. Any amount of principal on this Debenture which is not paid when due shall bear interest at the rate of nine percent (9%) per annum from the due date thereof until the same is paid (“Default Interest” and together with the Principal Amount, the “Principal”). Default Interest shall commence accruing on the date of an Event of Default and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Debenture, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Debenture is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower.

The following terms shall apply to this Debenture:

Article I. CONVERSION INTO COMMON STOCK

1.1 Voluntary Conversion. (a) Subject to and upon compliance with the provisions of Sections 1.3 through 1.5 of this Debenture, and subject to the limitations set forth in Section 1.1(b), at any time while this Debenture is outstanding, the Holder shall have the right, at its option, to convert all or a part of the outstanding Principal (and any Default Interest, if applicable) into such number of shares of common stock, par value $0.001 per share (the “Common Stock) equal to the result of dividing the Principal (and Default Interest, if applicable) of this Debenture to be converted by $0.006 (as may be adjusted for stock splits, stock dividends, subdivisions or combinations of, or similar transactions in, the Common Stock, the “Conversion Price”); provided, however that following an Event of Default the Conversion Price will be $0.0001.

(b) Notwithstanding anything to the contrary set forth in this Debenture, at no time may all or a portion of the Debenture be converted if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time (the “Maximum Percentage”); provided, however, upon delivery of a written notice to the Borrower, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Borrower.

1.2 Reduction of Principal. The Principal due hereunder shall automatically be reduced by the amount of Principal that has previously been converted pursuant to Section 1.1 hereof. For purposes of the calculation of Default Interest payable on this Debenture, such reduction of Principal shall be deemed to have occurred as of the date of such conversion.

1.3 Conversion Mechanics. In order to exercise its voluntary conversion rights pursuant to Article I of this Debenture, the Holder shall deliver a written notice of election to convert sent by overnight courier, registered mail, facsimile or email (the “Conversion Notice”) setting forth the amount of Principal (and Default Interest, if applicable) the Holder is electing to convert, duly completed and signed, to the Borrower.

1.4 Delivery of Certificate(s). As promptly as practicable after delivery by the Holder of the Conversion Notice and in any event within three (3) business days after such delivery, the Borrower shall issue and deliver to the Holder a certificate or certificates for the number of full shares of Common Stock. In the event that less than the total Principal under this Debenture is converted pursuant to this Article I, the Borrower shall, simultaneously with the issuance of certificates for the shares of Common Stock issuable upon conversion of all or part of this Debenture, issue and deliver to the Holder (or in accordance with the instructions of the Holder) a new Debenture for the balance of the Principal not so converted, if requested by the Holder and provided the Holder has returned the original Debenture to the Borrower. All shares of Common Stock delivered upon conversion of all or part of this Debenture will, upon delivery in accordance with the provisions hereof, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

1.5 Fractional Shares. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of all or part of this Debenture. Any fractional interest in a share of Common Stock resulting from conversion of all or part of this Debenture shall be, at the election of the Borrower, either (i) paid in cash (computed to the nearest cent) equal to such fraction multiplied by the Conversion Price on the date of such conversion or (ii) rounded up to the nearest whole share of Common Stock.

Article II. EVENTS OF DEFAULT

The following shall be deemed an “Event of Default”:

2.1 Failure to Pay Principal Amount. Any default in the payment of the Principal Amount upon the Maturity Date which failure continues for a period of five business days.

Upon the occurrence and during the continuation of any Event of Default specified above, (i) the Conversion Price will be adjusted in accordance with Section 1.1, and (ii) the Debenture will accrue Default Interest in accordance with the first paragraph of this Debenture.

Article III. MISCELLANEOUS

3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) when delivered if delivered by hand delivery during a normal business day (or if not on a business day then the next business day), (b) one business day after delivery by facsimile or email, with accurate confirmation generated by the transmitting facsimile machine (if applicable), at the address or number designated below or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Bespoke Extracts, Inc.

323 Sunny Isles Boulevard

7th Floor

Sunny Isles Beach, FL 33160

E-mail: nnoel@bespokeextracts.com

Attention: Niquana Noel, Chief Executive Officer

If to the Holder:

Yad Zahav LLC

3.3 Amendments. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4 Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Debenture must be an “accredited investor” (as defined in Rule 501(a) of the Securities Act of 1933, as amended). Holder may transfer this Debenture provided that the transferee agrees in writing with Borrower to be bound by the provisions of this Debenture, and that such transfer complies with any applicable federal and state securities laws.

3.5 Cost of Collection. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

3.6 Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Debenture shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The Borrower hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

3.7 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Debenture, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

3.8 Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(Signature Page Follows)

IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this 6th day of November, 2019.

BESPOKE EXTRACTS, INC.

By:	/s/ Niquana Noel
Niquana Noel
Chief Executive Officer

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